                                                             EXHIBIT (h)(11)(c)

                AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

   The undersigned hereby amend the Fund Participation Agreement dated
April 24, 2009 (the "Agreement") between The United States Life Insurance Company in the City of New York (the "Company"), JPMorgan Insurance Trust (the "Trust"), the Trust's investment advisor, J.P. Morgan Investment Management Inc. (the "Adviser"), and the Trust's administrator, JPMorgan Funds Management, Inc. (the "Administrator") by:

    1. On December 31, 2010, American International life Assurance Company of New York merged into The United States Life Insurance Company in the City of New York and subsequently re-registered all American International Life Assurance Company of New York variable annuity contracts and variable universal life insurance policies with The United States Life Insurance Company in the City of New York.

    2. Removal of JPMIA as a party.

       "(i) JPMorgan Investment Advisors Inc. ("JPMIA") was a party to the Agreement and served as an investment adviser to JPMorgan Trust II; and
       (ii) effective January 1, 2010, JPMIA transferred its investment advisory business to J.P. Morgan Investment Management Inc. ("JPMIM") pursuant to an internal reorganization, and in connection therewith JPMIM, JPMIA and JPMorgan Trust II executed an Amendment to Investment Advisory agreement under which JPMIM assumed all of JPMIA's rights and responsibilities as investment adviser to JPMorgan Trust II; and now therefore JPMIA is hereby removed as a party to the Agreement."

    3. Replacing Schedule A of the Agreement with the attached Schedule A.

    4. Replacing Schedule B of the Agreement with the attached Schedule B.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this AMENDMENT NO. 1 as of December 31, 2010.

                                          THE UNITED STATES LIFE INSURANCE
                                          COMPANY IN THE CITY OF NEW YORK

                                          By:
                                                  ------------------------------

                                          Name:
                                                  ------------------------------

                                          Title:
                                                  ------------------------------

                                          JPMORGAN INSURANCE TRUST

                                          By:
                                                  ------------------------------

                                          Name:
                                                  ------------------------------

                                          Title:
                                                  ------------------------------

                                          J.P. MORGAN INVESTMENT MANAGEMENT INC.

                                          By:
                                                  ------------------------------

                                          Name:
                                                  ------------------------------

                                          Title:
                                                  ------------------------------

                                          JPMORGAN FUNDS MANAGEMENT, INC.

                                          By:
                                                  ------------------------------

                                          Name:
                                                  ------------------------------

                                          Title:
                                                  ------------------------------

                                  SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS
as of December 31, 2010 which Accounts and Contracts may be changed from time to time upon written notification to the Trust by the Company within a reasonable time from such change;

----------------------------------------------------------------------------------------------------------
Name of Separate Account and Date Established by Board of    Form Number
Directors                                                    Funded by Separate Account
----------------------------------------------------------------------------------------------------------

The United States Life Insurance Company in the City of New  Platinum Investor Immediate Variable Annuity
York Separate Account USL VA-R                               Contract No. 03017N
Established: August 8, 1997
----------------------------------------------------------------------------------------------------------

The United States Life Insurance Company in the City of New  Income Advantage Select VUL
York Separate Account USL VL-R                               Policy No. 08704N & 08704NU
Established: August 8, 1997
----------------------------------------------------------------------------------------------------------

                                                             Protection Advantage Select VUL
                                                             Policy No. 07921N & 07921NU
----------------------------------------------------------------------------------------------------------

                                                             Platinum Investor VUL
                                                             Policy No. 97600N
----------------------------------------------------------------------------------------------------------

                                                             Platinum Investor PLUS VUL
                                                             Policy No. 02600N
----------------------------------------------------------------------------------------------------------

                                                             Platinum Investor VIP VUL
                                                             Policy No. 05604N & 05604NU
----------------------------------------------------------------------------------------------------------

The United States Life Insurance Company in the City of New  Executive Advantage VUL
York Separate Account USL B                                  Policy Nos. 21GVULU997NY, 21GVULD997NY,
Established: June 5, 1986                                    21GVULD997 and 21GVUL997
----------------------------------------------------------------------------------------------------------

                                                             Gemstone Life VUL
                                                             Policy No. 21VUL800NY
----------------------------------------------------------------------------------------------------------

                                  SCHEDULE B

PORTFOLIOS OF THE TRUST

JPMorgan Insurance Trust Core Bond Portfolio Class 1
JPMorgan Insurance Trust U.S. Equity Portfolio Class 1
JPMorgan Insurance Trust Mid Cap Growth Portfolio Class 1 JPMorgan Insurance Trust Mid Cap Value Portfolio Class 1 JPMorgan Insurance Trust Equity Index Portfolio Class 1 JPMorgan Insurance Trust International Equity Portfolio Class 1 JPMorgan Insurance Trust Intrepid Growth Portfolio Class 1 JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 1 JPMorgan Insurance Trust Small Cap Core Portfolio Class 1